                                                                     Exhibit (e)

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of ________ __, 2000 by and among Perini Corporation, a Massachusetts corporation (together with its successors, the "Company"), Tutor-Saliba Corporation, a California corporation ("TSC"), Ronald N. Tutor ("RNT"), National Union Fire Insurance Company of Pittsburgh, PA, a Pennsylvania corporation ("National Union"), and O&G Industries, Inc., a Connecticut corporation (("O&G"), BLUM Capital Partners, L.P., a California limited partnership ("BLUM"), PB Capital Partners, L.P., a Delaware limited partnership ("PB Capital"), The Common Fund for Non-Profit Organizations, a New York non-profit corporation ("The Common Fund"), and The Union Labor Life Insurance Company, a Maryland corporation acting on behalf of its Separate Account P ("ULLICO" and collectively with TSC, RNT, AIG, O&G, BLUM and PB Capital the "Shareholders").

         WHEREAS, pursuant to the terms and conditions of the Securities Purchase Agreement dated as of February 5, 2000 (the "Securities Purchase Agreement"), among the Company and the Shareholders, TSC, National Union and O&G shall acquire shares of common stock, par value $1.00 per share, of the Company on the Closing (as defined in the Securities Purchase Agreement), in the amounts set forth opposite each name on Exhibit 2.01 thereto;

         WHEREAS, pursuant to the terms of certain exchange agreements dated as of _________ __, 2000, between the Company and certain holders of the Company's Series B Preferred Stock, such holders have agreed to exchange their Series B Preferred Stock for Common Stock of the Company; and

         WHEREAS, the Company has agreed with the Shareholders to provide certain rights as set forth herein.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings specified below.

         (a) "BLUM" has the meaning set forth in the introductory paragraph hereof.


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         (b) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close.

         (c) "The Common Fund" has the meaning set forth in the introductory paragraph hereof.

         (d) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

         (e) "Company" has the meaning set forth in the introductory paragraph hereof.

         (f) "Deferral Period" means the period during which the Company has elected to postpone the sale or other transfer of Registrable Securities by the holders thereof pursuant to the applicable terms of Article 2 of this Agreement or any other period during which a stop order or other order suspending the effectiveness of a Registration Statement is in effect.

         (g) "Effectiveness Period" means the period commencing on the date hereof and ending on the date that all Shares shall have ceased to be Registrable Securities.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

         (i) "Managing Underwriters" means the investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

         (j) "National Union" has the meaning set forth in the introductory paragraph hereof.

         (k) "Notice Holder" means a holder of Registrable Securities who has given notice of the intention to distribute such holder's Registrable Securities in accordance with Section 2.1(d), 2.2 or 2.3, as the case may be.

         (l) "O&G" has the meaning set forth in the introductory paragraph hereof.

         (m) "PB Capital" has the meaning set forth in the introductory paragraph hereof.

         (n) "Person" means an individual, a corporation, a partnership, a limited liability partnership, a limited liability company, an association, a trust or any other entity


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or organization, including a government or political subdivision or an agency or instrumentality thereof.

         (o) "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         (p) "Public Sale" means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

         (q) "Registrable Securities" means Shares until the date (if any) when
(i) such Shares shall have been sold or transferred pursuant to a Public Sale, and transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (ii) if requested to do so, the Company would be required to deliver certificates for such Shares not bearing a legend restricting further transfer (other than legends required under Section 2.06 of the Shareholders' Agreement, if applicable), and, in each case, subsequent sale or other disposition of such Shares shall not require registration or qualification under the Securities Act or any similar state or foreign law then in force.

         (r) "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, amendments and supplements to such Prospectus, all exhibits, and all information incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (s) "Restricted Securities" means the Shares; provided that particular Shares shall cease to be Restricted Securities when such securities shall have
(x) been sold or transferred pursuant to a Public Sale, or (y) been otherwise transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) ceased to be outstanding.

         (t) "RNT" has the meaning set forth in the introductory paragraph hereof.

         (u) "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.


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
         (v) "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         (w) "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         (x) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         (y) "Securities Purchase Agreement" has the meaning set forth in the recitals.

         (z) "Selling Period" means the period during which a holder of Registrable Securities shall be entitled to sell its Shares pursuant to a Prospectus under the applicable provision of Article 2 of this Agreement.

         (aa)"Shares" means shares of Common Stock of the Company (including shares of Common Stock issued from time to time on conversion or exchange of securities of the Company), currently held, or subsequently acquired, by a Shareholder or transferee of, or successor to, a Shareholder, as adjusted for any other shares of Common Stock or securities issued in respect of such shares or securities because of stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations, merger, consolidation, share exchange or similar events.

         (bb)"Shareholders" has the meaning set forth in the introductory paragraph hereof.

         (cc)"Shareholders' Agreement" means that certain Shareholders' Agreement dated even date herewith among the Shareholders and the Company.

         (dd)"Special Counsel" means any law firm retained from time to time by the holders of a majority of the Registrable Securities to be sold pursuant to a Registration Statement or during any Selling Period, as shall be specified by such holders to the Company; provided that at no time there shall be more than one Special Counsel the fees and expenses of which will be paid by the Company pursuant to Section 2.4.

         (ee)"ULLICO" has the meaning set forth in the introductory paragraph hereof.

         (ff)"Underwritten Offering" means a registration in which Registrable Securities are sold or to be sold to one or more underwriters for reoffering to the public.



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
         Each of the following terms is defined in the Section set forth opposite such term:

              Term                              Section
              ----                              -------
     "Demand Holders"                            2.2(a)

     "Demand Registration"                       2.2(a)

     "Filing Date"                               2.1(a)

     "Initial Shelf Registration"                2.1(a)

     "Initiating Holders"                        2.1(a)

     "Piggyback Registration"                    2.3(a)

     "Saleable Number"                           3.1(a)

     "Shelf Registration"                        2.1(a)

     "Subsequent Shelf Registration"             2.1(b)


                                   ARTICLE II

                               REGISTRATION RIGHTS

         SECTION 2.1 Shelf Registration.

         (a) As soon as practicable but in any event not later than the date (the "Filing Date") that is thirty (30) days, in the case of a Registration Statement on Form S-3 (or successor or replacement form) and sixty (60) days, in the case of a Registration Statement on Form S-1 (or other available form), after receipt by the Company of a written request by the holder or holders of a ___% of the Registrable Securities (the "Initiating Holders"), the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by the holders of all of the Registrable Securities (the "Initial Shelf Registration"). The Registration Statement for any Shelf Registration shall be on Form S-3 or another available form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings). The Company shall use all commercially reasonable best efforts to cause the Initial Shelf Registration to become effective under the Securities


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
Act as promptly as is practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the end of the Effectiveness Period.

         (b) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities shall have been sold or shall have ceased to be Registrable Securities), the Company shall use all commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all commercially reasonable best efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

         (c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by any holder of the Registrable Securities covered by such Registration Statement or by any Managing Underwriter of such Registrable Securities.

         (d) Each holder of Registrable Securities agrees that if it wishes to sell any Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2.1(d). Each holder of Registrable Securities agrees to give written notice to the Company at least six (6) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such holder intends to begin such distribution and any information with respect to such holder and the intended distribution of Registrable Securities by such holder required to amend or supplement the Registration Statement with respect to such intended distribution of Registrable Securities by such holder; provided that no holder may give such notice unless such notice, together with notices given by other holders of Registrable Securities joining in such notice or giving similar notices, covers at least ___________ Shares. As promptly as is practicable after the date such notice is provided, and in any event within five
(5) Business Days after such date, the Company shall either:

                  (i) (A) prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material


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
         fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide each Notice Holder a copy of any documents filed pursuant to Section 2.1(d)(i)(A); and (C) inform each Notice Holder that the Company has complied with its obligations in Section 2.1(d)(i)(A) and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such Registrable Securities (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify each Notice Holder to that effect, will use all commercially reasonable best efforts to secure the effectiveness of such post-effective amendment and will immediately so notify each Notice Holder when the amendment has become effective); each Notice Holder will sell all or any of such Registrable Securities pursuant to the Shelf Registration and related Prospectus only during the sixty (60) day period in the case of registration on Form S-3, or the ninety (90) day period in the case of registration on any other form available for registration, commencing with the date on which the Company gives notice (such sixty (60) or ninety (90) day period, as the case may be, to be calculated without regard to any Deferral Period), pursuant to Section 2.1(d)(i)(C), that the Registration Statement and Prospectus may be used for such purpose; each Notice Holder agrees that it will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to Section 2.1(d) hereof and receiving a further notice from the Company pursuant to Section 2.1(d)(i)(C) hereof; or

                  (ii) if, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by its Chief Executive Officer, Chief Financial Officer or General Counsel, to the Notice Holders, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such Notice Holder's Selling Period will not commence until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2.1(d)(i)(A) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under Section 2.1(d)(ii) to defer the


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
         commencement of a Selling Period more than one time in any three
         (3)-month period or two times in any twelve (12)-month period, and the period in which a Selling Period is suspended shall not exceed fifteen
         (15) days unless the Company shall deliver to such Notice Holders a second certificate to the effect set forth above, which shall have the effect of extending the period during which such Selling Period is deferred by up to an additional fifteen (15) days, or such shorter period of time as is specified in such second certificate. In no event shall the Company be permitted to extend the period during which such Selling Period is deferred from and after the date a Notice Holder provides notice to the Company in accordance with Section 2.1(d)(ii) of its intention to distribute Registrable Securities beyond such thirty
         (30)-day period.

         SECTION 2.2 Demand Registration.

         (a) At any time during the Effectiveness Period, any holder or holders of Registrable Securities (the "Demand Holders") may request in writing that the Company file a Registration Statement under the Securities Act covering the registration of all or a portion of the Registrable Securities then held by the Demand Holders (a "Demand Registration"). After the date on which the Company receives such a request, the Company shall use all commercially reasonable best efforts (i) to file a Registration Statement under the Securities Act on the appropriate form (using Form S-3 or other "short form," if available and advised by counsel) covering all of the Registrable Securities specified by the holders within forty-five (45) days after the date of such request (thirty (30) days in the case of a Form S-3) and (ii) to cause such Registration Statement to be declared effective within sixty (60) days (forty-five (45) days in the case of a Form S-3) after the filing referenced in clause (i) above. The Company will keep the Demand Registration current and effective for at least one hundred twenty
(120) days (such one hundred twenty (120) day period to be calculated without regard to any Deferral Period), or a shorter period during which the holders shall have sold all Registrable Securities covered by the Demand Registration.

         (b) In the event a holder of Registrable Securities makes a demand to register pursuant to Section 2.2 and later determines not to sell Registrable Securities pursuant to such registration, the Company shall cease all efforts to secure registration for such holder's Registrable Securities and shall take all action necessary to prevent the commencement of effectiveness for any registration that it is preparing or has prepared in connection with the withdrawn request, and such holder's Demand Registration shall be reinstated as if never exercised; provided, however, that such holder withdrawing such demand shall pay all of the costs and expenses incurred by the Company in connection with such withdrawn demand, unless the withdrawal is a result of a breach by the Company of its obligations under this Agreement.

         (c) National Union shall be entitled to two (2) Demand Registrations pursuant to Section 2.2, provided that it shall not be entitled to exercise more than one (1) Demand Registrations during any twelve (12) month period. TSC, O&G, ULLICO and BLUM (together with The Common Fund and PB Capital) shall each have one (1) Demand Registration right pursuant to Section 2.2.

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
         (d) Notwithstanding the provisions of Section 2.2, if the Company is requested to file any registration under Section 2.2:

                      (i) The Company shall have the right to defer the filing
              of a Registration Statement relating to a Demand Registration during the ninety (90) days following the effective date of any other Registration Statement pertaining to an underwritten public offering of securities for the account of the Company or security holders of the Company or such earlier date as such distribution shall be completed; or

                  (ii) The Company shall have the right to defer the filing
              after receipt of the Demand Holders request or if a Registration Statement relating to a Demand Registration has already been filed, the Company may cause the Registration Statement to be withdrawn and its effectiveness to be terminated, or may postpone amending or supplementing the Registration Statement, until the Board of Directors determines that the circumstances requiring the withdrawal or postponement no longer exist, if, in the judgment of the Company, (i) it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company or (ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying such filing or effectiveness. The Company shall deliver a certificate in writing, signed by its Chief Executive Officer, Chief Financial Officer or General Counsel, to the holders of Registrable Securities, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such holder's Selling Period will not commence until such holder's receipt of copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2.2(d)(ii) to defer the commencement of a Selling Period more than sixty (60) days during any twelve (12)-month period.

         (e) A Demand Registration shall not count as such until a Registration Statement becomes effective; provided, that if, after it has become effective, the offering pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed within fifteen (15) days of the imposition thereof.

         (f) The Demand Holders shall select the underwriter or underwriters (including Managing Underwriter) of any offering pursuant to a Demand Registration, subject to the approval of the Company, which approval shall not be unreasonably withheld.

         SECTION 2.3 Piggyback Registration.

         (a) Subject to applicable stock exchange rules and securities regulations, at least thirty (30) days prior to any public offering of any of its capital stock of the Company for the account of the Company or any other Person (other than a Registration Statement on Form S-4 or S-8 (or any successor forms under the Securities Act), relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities Act or Registration Statement filed pursuant to the Shelf Registration under Section 2.1 of this Agreement or any substantially comparable shelf registration right granted by the company to any shareholder not a party to this Agreement), the Company shall give written notice of such proposed filing and of the proposed date thereof to the holders and if, on or before the twentieth (20th) day (or such earlier day specified if registration is for the account of any other Person) following the date on which such notice is given, (i) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the holders and (ii) the Company shall receive written requests from any holders of Registrable Securities requesting that the Company include among the securities covered by such Registration Statement any or all of the Registrable Securities for offering, specifying the amount of Registrable Securities that such holder intends to sell and such holder's intended method of distribution, the Company shall include such Registrable Securities in such Registration Statement, if filed, so as to permit such Registrable Securities to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback Registration." The Company shall select the underwriter or underwriters, including Managing Underwriter, of any offering pursuant to a Registration Statement filed pursuant to this Section 2.3, provided that any selected underwriter shall be a well-recognized firm in good standing of national reputation.

         (b) Upon receipt of a request for Piggyback Registration, the Company shall use all commercially reasonable best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right, prior to the effective date of the Registration Statement, to postpone or withdraw such a registration effected pursuant to this Section 2.3 without obligation to the holders, other than the Company's obligation to pay the expenses incurred by the holders in connection with the registration; provided, further, that if the registration is pursuant to a Demand Registration, the Company shall only have the right to defer the registration in accordance with
Section 2.2(d). In the event a holder of Registrable Securities makes a demand to register pursuant to this Section 2.3 and later determines not to sell Registrable

Securities pursuant to such registration, the Company shall cease all efforts to secure registration for such holder's Registrable Securities.

         (c) If such registration being effected pursuant to a Piggyback Registration is a Company registration or a registration pursuant to an underwritten offering, the shares of Common Stock available for sale shall be allocated in accordance with Article III of this Agreement.

         (d) No registration effected under Section 2.3 shall relieve the Company of its obligation to effect a demand registration under Section 2.2, nor shall any registration under this Section 2.3 be deemed to have been effected under Section 2.2.


                                   ARTICLE III

                              UNDERWRITERS' CUTBACK

         SECTION 3.1 Underwriter's Cutback.

         (a) If, in connection with any underwritten public offering for the account of the Company, the Managing Underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock (the "Saleable Number") which may be included in the Registration Statement that is less than all of the shares of Common Stock sought to be registered because, in such Managing Underwriter(s)' commercially reasonable judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then the number of shares of Common Stock offered shall be limited to the Saleable Number. The Company will promptly so advise each holder of Registrable Securities that has requested registration, and will include shares of Common Stock in such registration in the following order of priority: (A) the shares of Common Stock the Company desires to include in such registration up to the total number of shares sought to be registered; (B) the Registrable Securities that the holders desire to include in such registration up to the total sought to be registered; and (C) the balance of securities, if any, to be registered by other holders of the Company's Common Stock to the extent such security holders have piggyback registration rights and have sought to include their securities in such registration, in each case until the aggregate number of shares of Common Stock included in such registration is equal to the number thereof that, in the opinion of such Managing Underwriter(s), can be sold without adversely affecting the marketability thereof.

         (b) If, in connection with any underwritten public offering for the account of any security holder of the Company exercising its demand registration right (other than the holder of Registrable Securities), the Saleable Number which may be included in the Registration Statement is less than all of the shares of Common Stock sought to be registered because, in the Managing Underwriter(s)' commercially reasonable judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then the number of securities offered shall be limited to the Saleable Number. The Company will promptly so advise each holder of Registrable Securities that has requested registration, and will include in such registration in the following order of priority: (A) the shares of Common Stock sought to be registered by holders of the Company's Common Stock who have exercised their demand registration right (to the extent the holders exercising such rights possessed such rights prior to the date hereof); (B) the Registrable Securities that the holders desire to include in such registration up to the total sought to be registered and the shares of Common Stock sought to be registered by holders of the Company's Common Stock who have exercised their demand registration right (to the extent the holders exercising such rights obtained such rights on or after the date hereof); (C) any securities to be registered for the account of the Company together with the balance of securities, if any, to be registered by other holders of the Company's Common Stock to the extent such security holders have piggyback registration rights and have sought to include their securities in such registration, in each case until the aggregate number of shares of Common Stock included in such registration is equal to the number thereof that, in the opinion of such Managing Underwriter(s), can be sold without adversely affecting the marketability thereof.

         (c) If, in connection with any underwritten public offering for the account of the holders of Registrable Securities pursuant to their Demand Registration right, as the case may be, the Saleable Number which may be included in the Registration Statement is less than all of the shares of Common Stock sought to be registered because, in such underwriter(s)' commercially reasonable judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and will include in such registration in the following order of priority: (A) the Registrable Shares that the holders who have exercised their Demand Registration right desire to include in such registration; (B) the shares of Registrable Securities sought to be registered by holders exercising their Piggyback Registration rights; and (C) any securities to be registered for the account of the Company together with the balance of securities, if any, to be registered by other holders of the Company's Common Stock to the extent such security holders have piggyback registration rights and have sought to include their securities in such registration, in each case until the aggregate number of shares of Common Stock included in such registration is equal to the number thereof that, in the opinion of such Managing Underwriter(s), can be sold without adversely affecting the marketability thereof.

         (d) If the number of shares of Common Stock that the Managing Underwriter(s) advise the Company can be registered is less than all of the Registrable Securities that the holders have sought to register each holder requesting registration pursuant to rights granted under this Agreement shall be allocated the number of Registrable Securities eligible for registration pro rata in proportion to the number of Registrable Securities sought to be registered under the applicable Registration Statement without regard to the securities held by holders who have not sought registration.


                                   ARTICLE IV

                             REGISTRATION PROCEDURES

         SECTION 4.1 Registration Procedures. In connection with the Company's registration obligations under Article II hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) Prepare and file with the SEC a Registration Statement or Registration Statements on the form specified in this Agreement or, if no form has been specified, on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use all commercially reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the holders of Registrable Securities, the Special Counsel and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the holders of Registrable Securities, the Special Counsel and such Managing Underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the Special Counsel shall reasonably object in writing within two full Business Days after receipt of such materials.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Article 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

         (c) Notify the selling holders of Registrable Securities, the Special Counsel and the Managing Underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement, an amendment or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, and of the contents of such request, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company shall not be required to disclose such fact or event if such fact or event has not been, and is not required to be, publicly disclosed, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement or supplement to a Prospectus would be appropriate.

         (d) Use all commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

         (e) If reasonably requested by a holder of Registrable Securities, the Special Counsel, the Managing Underwriters, if any, or requested by the holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or amendment or post-effective amendment to a Registration Statement such information as the holders of Registrable Securities, the Special Counsel, the Managing Underwriters, if any, or such holders, in connection with any offering of Registrable Securities, agree should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such amendment or post-effective amendment as promptly as is practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 4.1(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with or required by applicable law.

         (f) Furnish to each selling holder of Registrable Securities, the Special Counsel, and each Managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by such holder, Special Counsel or Managing Underwriter).

         (g) Deliver to each selling holder of Registrable Securities, the Special Counsel, and each Managing Underwriter, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling holders of Registrable Securities, the Managing Underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling holder or Managing Underwriter reasonably requests in writing to the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of a selling holder of Registrable Securities, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the selling holder or holders thereof or the Managing Underwriters, if any, to consummate the disposition of such Registrable Securities.

         (j) During any Selling Period (other than during a Deferral Period), immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly notify the holders, Special Counsel and any Managing Underwrite to discontinue use of such Registration Statement; promptly prepare and file an amendment or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use all commercially reasonable best efforts to cause it to become effective as promptly as is practicable.

         (k) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an underwritten offering, those reasonably requested by the Managing Underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an underwritten registration, (i) make such representations and warranties, subject to the Company's ability to do so, to the holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the holders of a majority of the Registrable Securities being sold) addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters; (iii) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         (l) If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available for inspection by a representative of the holders of Registrable Securities being sold, any Managing Underwriter participating in any disposition of Registrable Securities, if any, and any attorney or accountant retained by such selling holders or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, Managing Underwriter, attorney or accountant in connection with such disposition; subject to reasonable written assurances by each such person that such information will only be used in connection with matters relating to such Registration Statement.

         (m) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (n) Cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders may request.

         (o) Use all commercially reasonable best efforts to provide a CUSIP number for the Registrable Securities not later than the effective date of the registration.

         (p) Cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

         (q) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

         (r) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement.


                                    ARTICLE V

                              HOLDER'S OBLIGATIONS

         SECTION 5.1. Holder's Obligations.

         (a) Each holder of Registrable Securities agrees, by becoming an owner or transferee of any Registrable Securities, that no holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such holder has furnished the Company with any applicable notice required pursuant to Article 2 hereof (including the information required to accompany such notice) and, promptly after the Company's request, such other information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any holder who does not furnish such information provided above for so long as such information is not so furnished. Each holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not misleading. Any sale of any Registrable Securities by any holder shall constitute a representation and warranty by such holder that the information relating to such holder and its plan of distribution is as set forth in the Prospectus delivered by such holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

         (b) The Company agrees (x) that if any holder of Registrable Securities shall send a written notice to the Company of an intended distribution of Registrable Securities under the Shelf Registration pursuant to Section 2.1(d) or the Demand Registration pursuant to Section 2.2, the Company shall not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the period from first day of the applicable Selling Period until the date that is 90 days after the date when such holder shall have made such distribution of Registrable Securities under the Shelf Registration or Demand Registration, as the case may be, as the holder or Managing Underwriter (in the case of an Underwritten Offering) shall advise the Company (provided, that if the holder or Managing Underwriter shall fail to advise the Company of any such date prior to the end of the applicable Selling Period, such period shall end on the last day of the applicable Selling Period), except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the Managing Underwriter of such offering (if any), and (y) to use all commercially reasonable best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         (c) During any Selling Period (other than during a Deferral Period), immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, upon being notified by the Company promptly discontinue use of such Registration Statement until the Company in accordance with its obligations under this Agreement prepares and files an amendment or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder.

         (d) Deliver to prospective investors and investors copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto in accordance with the Securities Act and applicable state securities laws.

                                   ARTICLE VI

                                    EXPENSES

         SECTION 6.1 Registration Expenses. All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) with respect to compliance with federal securities or Blue Sky laws (including, without limitation, fees and disbursements of Special Counsel in connection with Blue Sky qualifications of the Registrable Securities laws of such jurisdictions as the Managing Underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the Special Counsel or the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and the Special Counsel in connection with the Registration, (v) fees and disbursements of all independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance) and
(vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or interim review of financial statements, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 6.1, each seller of Registrable Securities shall pay all registration expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities.


                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.1 Company Indemnification. The Company agrees to indemnify and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any Registration Statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary

Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

         SECTION 7.2 Seller Indemnification. Each prospective seller of Registrable Securities hereunder severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus or amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this Section 7.2 in connection with any offering of Registrable Securities will not exceed the amount of the gain realized by such prospective seller pursuant to such offering.

         SECTION 7.3 Indemnification Procedure. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding sections of this Article VII, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Article VII, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         SECTION 7.4 Remedies.

         (a) If the indemnification provided for in Section 7.1 or 7.2, as the case may be, is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 7.4, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or
(b) of this Section 2.5 had been available under the circumstances.

         (b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         (c) Notwithstanding the other provisions of this Section 7.4, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the gain realized by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                  ARTICLE VIII

                                     REPORTS

         SECTION 8.1 Rule 144; Rule 144A; Form S-3.

         (a) The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. The Company further covenants that it will cooperate with any holder of Registrable Securities and take such further reasonable action as any holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A, as applicable, under the Securities Act.

         (b) For so long as any shares of Registrable Securities are Restricted Securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder of Registrable Securities in connection with the sale by such holder of Registrable Securities and any prospective purchaser of Registrable Securities from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

         (c) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other eligibility requirements for use of Form S-3 set forth in the instructions to Form S-3 (other than Registration Requirement A.5).


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

                  The Company:

                           Perini Corporation
                           73 Mt. Wayte Avenue
                           Framingham, Massachusetts  01701
                           Attn:            Robert Band, President
                           Facsimile:       (508) 628-2960

                                    with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  01209
                           Attn:            Richard A. Soden, Esq.
                           Facsimile:       (617) 523-1231

                  TSC and RNT:

                           Tutor-Saliba Corp.
                           15901 Olden Street
                           Sylmar, CA  91342-1093
                           Attn:            Ronald N. Tutor
                           Facsimile:       (818) 367-9574

                                    with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C.  20037
                           Attn:            Eric R. Markus
                           Facsimile:       (202) 663-6363

                  National Union:

                           c/o  AIG Global Investment Corp.
                           175 Water Street
                           26th Floor
                           New York, New York 10038
                           Attn:            Christopher H. Lee
                                            Chris Saxman
                           Facsimile:       (212) 458-2250

                                    with a copy to:

                           American International Group, Inc.
                           Law Department
                           70 Pine Street
                           28th Floor
                           New York, New York 10270
                           Attn:            John P. Hornbostel
                           Facsimile:       (212) 363-8596

                  O&G:

                           O&G Industries, Inc.
                           112 Wall Street
                           Torrington, Connecticut 06790
                           Attn:            Raymond Oneglia
                                            Kenneth Merz
                           Facsimile:       (860) 626-6498

                                    with a copy to:

                           Murtha, Cullina, Richter & Pinney
                           185 Asylum Street
                           City Place I
                           Hartford, Connecticut 06103-3469
                           Attn:            Timothy Largay
                           Facsimile:       (860) 240-6150

                  BLUM:

                           BLUM Capital Partners, L.P.
                           909 Montgomery Street, Suite 400
                           San Francisco, California 94133
                           Attn:            Murray Indick
                           Facsimile:       (415) 434-3130

                  PB Capital:

                           c/o  BLUM Capital Partners, L.P.
                           909 Montgomery Street, Suite 400
                           San Francisco, California 94133
                           Attn:            Murray Indick
                           Facsimile:       (415) 434-3130

                  The Common Fund:

                           c/o BLUM Capital Partners, L.P.
                           909 Montgomery Street, Suite 400
                           San Francisco, California 94133
                           Attn:            Murray Indick
                           Facsimile:       (415) 434-3130

                  ULLICO:

                           The Union Labor Life Insurance Company
                           111 Massachusetts Avenue, N.W.
                           Washington, D.C. 2001
                           Attn:            Robert Kennedy
                           Facsimile:       (202) 682-4690

                                    with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           555 South Flower Street, 23rd Floor
                           Los Angeles, California 90071
                           Attn:            Alan J. Barton

                           Facsimile:       (213) 627-0705

or to such other address or facsimile number as any party may, from time to time, designate in a written notice given in a like manner.

         SECTION 9.2 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

         SECTION 9.3 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 9.4 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         SECTION 9.5 Governing Law; Consent to Jurisdiction . This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each of the parties hereto irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the parties further agree that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 9.1 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

         SECTION 9.6 WAIVER OF JURY TRIAL. EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.7 Limitations on Damages. Each party hereto acknowledges that, except as provided in this Agreement, no party is entitled to seek or recover consequential, punitive or exemplary damages in respect of this Agreement under any circumstances or for any reason. Consequential damages are, without limitation, lost profits, lost revenue and the like but do not include the actual costs incurred in obtaining substitute performance where there has been a failure to perform an obligation under any provision of this Agreement.

         SECTION 9.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         SECTION 9.9 Amendments to Laws. Any reference to a section, form, rule or regulation of the Securities Act or Exchange Act, includes any successor section, form, rule, regulation or law.

         SECTION 9.10 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 9.11 Entire Agreement. Each party expressly acknowledges and agrees that this Agreement is the final expression of the parties agreement, and supercede all prior and contemporaneous agreements and understandings, both oral and written, among the parties, with respect to the subject matter hereof. Except as set forth in this Agreement, the Securities Purchase Agreement and the Shareholders' Agreement, the parties hereto acknowledge that they are not parties to, and have no knowledge of, any agreements or understandings, both oral and written, to act in concert or as a group (including, without limitation, as a group within the meaning of Section 13(d) of the Exchange Act), or otherwise act together, with respect to the Company or its securities.

         SECTION 9.12 Amendment and Waiver. No provision of this Agreement may be waived except by an instrument in writing signed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or modified except by an instrument in writing signed by holders of a majority of Registrable Securities or as otherwise provided in this Agreement, provided, that no such amendment may adversely affect the rights of any holder of Registrable Securities unless signed by such holder.

         SECTION 9.13 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a transferee of or successor to a party to this Agreement.

         SECTION 9.14 Effectiveness. This Agreement shall become effective immediately at such time when Closing under the Securities Purchase Agreement shall occur.

         SECTION 9.15 No Prior Agreements; No Inconsistent Agreements.

         (a) The Company, BLUM, The Common Fund, PB Capital and ULLICO hereby agree that this Registration Rights Agreement supercedes and replaces all prior agreements between or among those Persons relating to registration rights.

         (b) The Company has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by the Company of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

                                      PERINI CORPORATION


                                                By:________________________
                                                Name:______________________
                                                Title:_______________________


                                      TUTOR-SALIBA CORPORATION


                                                By:__________________________
                                                Name: _______________________
                                                Title:_________________________


                                      RONALD N. TUTOR


                                                ------------------------------
                                                Ronald N. Tutor


                                      NATIONAL UNION FIRE INSURANCE
                                      COMPANY OF PITTSBURGH, PA


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                      O&G INDUSTRIES, INC.


                                                By:_____________________________
                                                Name:__________________________
                                                Title:__________________________

                                 BLUM CAPITAL PARTNERS, L.P.
                                 (Signatory for the purposes set forth in the Introductory Paragraph of this Agreement only)

                                   By:      Richard C. Blum & Associates, Inc.,
                                             its general partner

                                            By:      _________________________
                                            Name:    Murray A. Indick
                                            Title:   Partner, General Counsel
                                                     and Secretary


                                 PB CAPITAL PARTNERS, L.P.
                                 (Signatory for the purposes set forth in the Introductory Paragraph of this Agreement only)

                                    By:      BLUM Capital Partners, L.P.,
                                              its general partner

                                              By:      Richard C. Blum &
                                                       Associates, Inc.,
                                                       its general partner

                                                   By:     ____________________
                                                   Name:    Murray A. Indick
                                                   Title:   Partner, General
                                                            Counsel and
                                                            Secretary


                                 THE COMMON FUND FOR NON-PROFIT
                                 ORGANIZATIONS (Signatory for the
                                 purposes set forth in the
                                 Introductory Paragraph of this Agreement only)

                                     By:      BLUM Capital Partners, L.P., its
                                               investment advisor

                                               By:      Richard C. Blum &
                                                        Associates, Inc.,
                                                        its general partner

                                                    By:      __________________
                                                    Name:    Murray A. Indick
                                                    Title:   Partner, General
                                                             Counsel and
                                                             Secretary

                                 THE UNION LABOR LIFE INSURANCE
                                 COMPANY, acting for its SEPARATE
                                 ACCOUNT P (Signatory for the
                                 purposes set forth in the
                                 Introductory Paragraph of this
                                 Agreement only)



                                            By:____________________________
                                            Name:__________________________
                                            Title:___________________________